Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 United States dentons.com

December 30, 2025

Arcturus Therapeutics Holdings Inc.

10285 Science Center Drive

San Diego, California 92121

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Arcturus Therapeutics Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time by the Company of up to an aggregate offering amount of $500,000,000 of the following securities (each a “Company Security” and collectively, or in any combination, the “Company Securities”):

(i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

(ii) one or more classes or series of shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”);

(iii) one or more series of debt securities, which may be senior or subordinated debt or senior or subordinated convertible debt (the “Debt Securities”);

(iv) warrants representing the rights to purchase shares of Common Stock, Preferred Stock, or Debt Securities (the “Warrants”);

(v) subscription rights to purchase shares of Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); and

(vi) units comprised of one or more of the Company Securities in one or more series and in any combination (the “Units”).

For the purposes of this opinion letter, the Company Securities shall be deemed to include any additional Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act.

We advise you that we have also examined the prospectus supplement to the Registration Statement in connection with the registration under the Securities Act of up to $187,765,319 of Common Stock (the “Shares”) to be issued and sold by the Company. We understand that the Company has agreed to issue and sell the Shares, from time to time, through Cantor Fitzgerald & Co., Wells Fargo Securities, LLC, and William Blair & Company, L.L.C., as sales agents (the “Agents”), pursuant to a Controlled Equity Offering℠ Sales Agreement by and between the Company and the Agents, as amended (the “Sales Agreement”).

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This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K. The opinions set forth herein are limited to applicable laws as in effect on the date hereof.

The Company Securities may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Base Prospectus”) and any supplements to the Prospectus (each, together with the Base Prospectus, a “Prospectus”). We are basing this opinion letter on our understanding that, prior to issuing any Company Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Company Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate with respect to such Company Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a) the Registration Statement;

(b) the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”);

(c) the Bylaws of the Company (the “Bylaws”);

(d) corporate proceedings of the Company relating to its proposed issuance of the Company Securities; and

(e) such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

Unless otherwise provided in any Prospectus relating to a particular series of Debt Securities, the Debt Securities will be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee to be named in the applicable supplement to the Prospectus (the “Trustee”). Any Debt Securities may be convertible into shares of Common Stock or other Company Securities. The Company Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”). The Subscription Rights will be issued under one or more subscription rights agreements (each a “Subscription Rights Agreement”). The Units will be issued under one or more unit purchase agreements (each a “Unit Purchase Agreement”).

In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by it to date.

Based on and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(1) With respect to shares of Common Stock, when all necessary corporate action of the Company has been taken to approve an issuance of shares of Common Stock, and certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued), either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the “Board of Directors”), upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the Board of Directors, for the consideration therefor set forth in the applicable agreement and approved by the Board of Directors, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock, including the shares of Common Stock that form a part of any Units, will be validly issued, fully paid and non-assessable.

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(2) With respect to shares of any series of Preferred Stock, when all necessary corporate action of the Company has been taken to approve an issuance of shares of Preferred Stock and the terms of the shares of such series, including the adoption of a certificate of designation or amendment to the Articles of Incorporation fixing and determining the terms of such Preferred Stock conforming to the Delaware General Corporation Law, the filing of a certificate or amendment, as applicable, with the Secretary of State of the State of Delaware, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance, and certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors, which consideration shall not be less than the par value of the Preferred Stock, the shares of such series of Preferred Stock, including the shares of Preferred Stock that form a part of any Units, will be validly issued, fully paid and non-assessable.

(3) With respect to any series of Debt Securities, when (a) the Indenture and the applicable supplement, if any, to the Indenture have been duly authorized and validly executed and delivered by the Company and any Trustee named in the Prospectus relating to such series, (b) the Indenture, as then and theretofore amended or supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (c) the Company has taken all necessary corporate action to authorize and approve the issuance and terms of such series of Debt Securities, (d) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, and (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable supplement, the Debt Securities of such series, including the Debt Securities that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) With respect to Warrants to be issued under a Warrant Agreement, when all necessary corporate action of the Company has been taken to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, the Warrant Agreement has been duly executed and delivered by the Company, and such Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants, including the Warrants that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5) With respect to Subscription Rights to be issued under a Subscription Rights Agreement, when all necessary corporate action of the Company has been taken to approve the issuance and terms of such Subscription Rights, the terms of the offering thereof and related matters, the Subscription Rights Agreement has been duly executed and delivered by the Company, and such Subscription Rights have been duly executed, issued and delivered in accordance with the terms of the Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Subscription Rights, including the Subscription Rights that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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(6) With respect to the Units, when all necessary corporate action of the Company has been taken to approve and establish the terms of the Units and to authorize and approve the issuance of the Company Securities comprising the Units, the terms of the offering and related matters, the Unit Purchase Agreement has been duly authorized, validly executed and delivered by the parties thereto, and the Units and/or the Company Securities comprising the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration provided therefor in the definitive purchase, underwriting or similar agreement as applicable and approved by the Board of Directors, which consideration shall not be less than the aggregate par value of any Common Stock and/or Preferred Stock included in the Units, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(7) The Shares to be issued and sold by the Company under the Sales Agreement have been duly authorized and, when such Shares are issued and delivered by the Company against payment therefore in accordance with the terms of the Sales Agreement, will be validly issued, fully paid and nonassessable.

Our opinions are subject to the effect of federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

Our opinions are subject to the effect of general principals of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

We express no opinion as to the laws of any jurisdiction other than (i) the corporate laws of the State of Delaware (including the Delaware General Corporation Law and applicable provisions of the Delaware constitution, but excluding local laws), (ii) with respect to opinion paragraphs 3 through 6, the laws of the State of New York, and (iii) the federal laws of the United States of America. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Company Securities. We do not, by giving any such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Dentons US LLP Dentons US LLP

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